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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 16, 2001
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                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)


   Delaware                         1-4174                       73-0569878
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(State or other                  (Commission                  (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
                                incorporation)


One Williams Center, Tulsa, Oklahoma                                       74172
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On March 16, 2001 the Federal Energy Regulatory Commission ("FERC") issued a Notice of Proxy Price for February Wholesale Transactions in the California Wholesale Electric Market regarding the proxy market clearing price and the estimated potential refunds associated with such price for the month of February 2001. The notice indicated that Williams Energy Marketing & Trading Company, formerly known as Williams Energy Services Corporation, a wholly-owned indirect subsidiary of The Williams Companies, Inc., would be liable for refunds for February 2001 of approximately $21.5 million. The order requiring refunds will be subject to further review.

         The notice was issued under docket number ER01-1456-001, and may be found at www.ferc.gov. The contents of such website, other than the FERC notice, are not incorporated into this report.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THE WILLIAMS COMPANIES, INC.



Date: March 19, 2001                /s/ William G. von Glahn
                                    --------------------------------------------
                                    Name:  William G. von Glahn
                                    Title: Senior Vice President of Law and
                                           General Counsel


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